CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 2, 2003, relating to the financial statements and financial highlights of Capital Income Builder, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors", and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
December 26, 2003